Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the captions “Selected Historical Financial Data of Transcept” and “Experts” and to the use of our report dated September 29, 2008 with respect to the financial statements of Transcept Pharmaceuticals, Inc. included in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-153844) and related Proxy Statement/Prospectus/Information Statement of Novacea, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California

December 23, 2008